Exhibit 10.28

SECOND AMENDMENT TO LOAN AGREEMENT
THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of October 29, 2021, between ORIGIN BANCORP, INC., a Louisiana corporation (“Borrower”), and NEXBANK (with its participants, successors and assigns, “Lender”).
R E C I T A L S
A.    Borrower and Lender are parties to that certain Loan Agreement dated as of October 5, 2018 (as heretofore amended and as it may be further amended, modified, supplemented, restated or amended and restated from time to time, the “Loan Agreement”). Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein with their meaning as defined in the Loan Agreement and all Section references are to Sections in the Loan Agreement.
B.    Borrower has requested that Lender amend the Loan Agreement as provided below.
C.    Borrower and Lender desire to amend the Loan Documents, subject to the terms, conditions, and representations set forth herein, as requested by Borrower.
D.    Borrower and Lender agree to the other terms and provisions provided below, subject to the terms, conditions, and representations set forth herein.
NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:
1.Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth herein, the Loan Agreement is amended as follows:
(a)The recital of the Loan Agreement is hereby amended to delete the phrase “FIFTY MILLION DOLLARS ($50,000,000)” and replace it with the phrase “Maximum Amount”.
(b)Section 2.1 of the Loan Agreement is hereby amended to delete the defined term “Maturity Date” and replace it as follows:
“Maturity Date” means the earlier of (a) October 28, 2022 or such later date as shall be established pursuant to Section 4.6 and (b) the date of the acceleration of the Obligation pursuant to this Agreement.”
(c)Section 2.1 of the Loan Agreement is hereby amended to delete the defined term “Note Rate” and replace it as follows:
“Note Rate” means a rate per annum equal to the sum of (a) Term SOFR for the then-current SOFR Interest Period plus (b) three hundred thirty-five basis points (3.35%).”
(d)Section 2.1 of the Loan Agreement is hereby amended to delete the defined terms “LIBOR”, “LIBOR Business Day” and “LIBOR Reset Period” in their entirety.
(e)Section 2.1 of the Loan Agreement is hereby amended to add the defined terms “Existing Loan Amount”, “Incremental Amount Date”, “Incremental Commitment Agreement”, “Incremental Revolving Loan”, “Incremental Revolving Loan Commitments”, “Maximum Amount”, “SOFR”, “SOFR Administrator”, “SOFR Interest Period”, “Term SOFR”, “Term SOFR Administrator” and “Term SOFR Reference Rate”, in each case in proper alphabetical order as follows:
“Existing Loan Amount” means $50,000,000.

“Incremental Amount Date” has the meaning specified in Section 4.7(a)(i).

“Increased Commitment Agreement” has the meaning specified in Section 4.7(b)(iv).

“Incremental Revolving Loan” has the meaning specified in Section 4.7(a)(ii).

“Incremental Revolving Loan Commitments” has the meaning specified in Section 4.7(a)(i).
“Maximum Amount” means as of any date of determination, the Existing Loan Amount, as may have been increased by Incremental Revolving Loan Commitments as provided in Section 4.7.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or any successor administrator of SOFR).
“SOFR Interest Period” means, with respect to any Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided that (a) if any SOFR Interest Period would end on a day other than a Business Day, such SOFR Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such SOFR Interest Period shall end on the immediately preceding Business Day and (b) any SOFR Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such SOFR Interest Period) shall end on the last Business Day of the last calendar month of such SOFR Interest Period. For purposes hereof, the date of such Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent continuation of such Loan.
“Term SOFR” means for any calculation with respect to a Loan bearing interest based on the Term SOFR Reference Rate, the Term SOFR Reference Rate for a tenor comparable to the SOFR Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such SOFR Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one month tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day, and after application of such rate for not more than three (3) Business Days, if Term SOFR continues to be unavailable or is unavailable for a SOFR Interest Period of such Loan, Borrower may revoke any pending request for a borrowing of or continuation of a Loan; provided that, if any rate determined as provided above shall be less than zero, then such rate shall be deemed to be zero.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.”
(f)Section 4.1(a) of the Loan Agreement is hereby amended to delete the phrase “fifty million Dollars ($50,000,000)” and replace it with the phrase “Maximum Amount”.
(g)Article IV of the Loan Agreement is hereby amended to add a new Section 4.6 thereto as follows:
“4.6    Extension of Maturity Date. So long as no Event of Default shall have occurred and be continuing on the date on which notice is given in accordance with the following clause (i) or on the then-effective Maturity Date, Borrower may extend the Maturity Date to a date that is three hundred and sixty-four (364) days after the then-effective Maturity Date, no more than two times, upon: (i) delivery of a written request therefor to Lender at least thirty (30) days, but no more than (60) days, prior to the Maturity Date then in effect; and (ii) receipt by the Lender of a certificate of the Borrower dated the date of such request stating that (A) no Default or Event of Default then exists and is continuing and (B) Borrower is in compliance with the covenants set forth in Article X and Article XI of this Agreement. Such extension shall be evidenced by delivery of written confirmation of the same by Lender to Borrower.”

(h)Article IV of the Loan Agreement is hereby amended to add a new Section 4.7 thereto as follows:
“4.7    Incremental Revolving Loans.
    (a)    Incremental Revolving Loans.
        (i)    The Borrower may, by written notice to Lender, elect to request the establishment of incremental revolving loan commitments (the “Incremental Revolving Loan Commitments”); provided that upon giving effect to such establishment, which shall be in the sole discretion of Lender pursuant to Section 4.7(c), the aggregate principal amount of the Incremental Revolving Loan Commitments shall not exceed $50,000,000. Any request for an Incremental Revolving Loan Commitment shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof. Each such notice shall specify the date (each, an “Incremental Amount Date”) on which the Borrower proposes that the Incremental Revolving Loan Commitments shall be effective, which shall be not less than forty-five (45) days after the date on which such notice is delivered to Lender. Such Incremental Revolving Loan Commitments shall become effective as of such Incremental Amount Date upon the satisfaction in form and substance reasonably satisfactory to Lender of the conditions set forth in Section 4.7(b).
        (ii)    On any Incremental Amount Date on which any Incremental Revolving Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, Lender shall make a loan to the Borrower (an “Incremental Revolving Loan”) in an amount equal to its Incremental Revolving Loan Commitment.
        (iii)    The terms and provisions of the Incremental Revolving Loans and Incremental Revolving Loan Commitments shall be, except as otherwise set forth herein or in the Increased Commitment Agreement, identical to the Loans and shall be treated as a Loan for all purposes hereunder and the other Loan Documents. Each Increased Commitment Agreement may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Lender, to effect the provisions of this Section 4.7(a).
    (b)    Conditions to Increase. The effectiveness of each Incremental Revolving Loan Commitment shall be in the sole discretion of Lender (pursuant to Section 4.7(c)) and shall be subject to the following conditions that on and as of such Incremental Amount Date:
        (i)    No Default would occur or be continuing before or after giving effect to such Incremental Revolving Loan Commitment.
        (ii)    Both before and after giving effect to the consummation of the Incremental Revolving Loans, and the transactions related thereto, each of the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (provided that if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition).
        (iii)    The Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Lender in connection with any such transaction.
        (iv)    An agreement, in form and substance reasonably satisfactory to Lender, pursuant to which, effective as of such Incremental Amount Date, Lender shall provide its Incremental Revolving Loan Commitment, shall be duly executed by Lender and the Borrower (each, an “Increased Commitment Agreement”).

        (v)    A certificate of a Responsible Office of Borrower shall be delivered to Lender stating that the conditions with respect to such Incremental Revolving Loan Commitment under this Section 4.7(b) have been satisfied.

    (c)    No Obligation to Increase. Notwithstanding anything herein to the contrary, Lender shall not have any obligation to agree to extend any Incremental Revolving Loan and/or to increase the Loan Amount hereunder and any election to do so shall be in the sole discretion of Lender.”

(i)Section 10.1(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(b)    Call Reports. If requested by Lender, as soon as available, and in no event more than sixty (60) days after the end of each fiscal quarter of Bank, Borrower shall deliver or caused to be delivered to Lender copies of each Bank’s Call Reports or other quarterly reports of condition and income furnished to Governmental Authorities.”
(j)Section 10.1(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(c)    FR Y-9[SP][LP]. If requested by Lender and if applicable to Borrower, as soon as available, and in any event no later than sixty (60) days after the end of each fiscal quarter, Borrower shall deliver or cause to be delivered to Lender the Borrower’s complete form FR Y-9[SP][LP] as filed with the Federal Reserve Bank in the applicable Federal Reserve District.”
(k)Section 10.1(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(d)    FR Y-9C. If requested by Lender and if applicable to Borrower, as soon as available, and in any event within sixty (60) days after the end of each fiscal quarter, Borrower shall deliver or cause to be delivered to Lender the Borrower’s complete form FR Y-9C as filed with the Federal Reserve Bank in the applicable Federal Reserve District.”
(l)Section 10.1(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(e)    BHCPR. If requested by Lender and if applicable to Borrower, as soon as available, and in any event within sixty (60) days after the end of each fiscal quarter, Borrower shall deliver or cause to be delivered to Lender the Borrower’s complete BHCPR as filed with the Federal Reserve Bank in the applicable Federal Reserve District.”
2.Conditions Precedent. Notwithstanding any contrary provision, this Amendment shall be effective on the first Business Day upon which all of the following conditions precedent have been satisfied (the “Effective Date”):
(a) Lender shall have received counterparts of this Amendment executed by Borrower, Lender, and each other party set forth on the signature pages hereto;
(b)Lender shall have received satisfactory evidence that Borrower has paid the fees and expenses of counsel described in Section 5;
(c)No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to this Amendment; and
(d)Lender shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as Lender or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to Lender (it being agreed that execution of this Amendment by Lender shall evidence that the foregoing conditions have been fulfilled).

3.Reaffirmation of Loan Documents and Liens. Except as amended and modified hereby, any and all of the terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by Borrower. Borrower hereby agrees that, except as expressly provided in this Amendment, the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of Borrower under the Loan Agreement and the other Loan Documents or the Liens securing the payment and performance thereof. Borrower further confirms that the liens and security interests in the Collateral created under the Loan Documents secure, among other indebtedness, Borrower’s obligations under the Loan Documents, and all modifications, amendments, renewals, extensions, and restatements thereof.
4.Representations and Warranties. As a material inducement for Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender (with the knowledge and intent that Lender is relying upon the same in consenting to this Amendment) that as of the Effective Date, and after giving effect to the transactions contemplated by this Amendment: (a) all representations and warranties in the Loan Agreement and in all other Loan Documents are true and correct in all material respects, as though made on the date hereof, except to the extent that (i) any of them speak to a different specific date; or (ii) the facts or circumstances on which any of them were based have been changed by transactions or events not prohibited by the Loan Documents; (b) no Default or Event of Default exists under the Loan Documents or will exist after giving effect to this Amendment; (c) this Amendment has been duly authorized and approved by all necessary organizational action and requires the consent of no other Person, and is binding and enforceable against Borrower in accordance with its terms; and (d) the execution, delivery and performance of this Amendment in accordance with its terms, does not and will not, by the passage of time, the giving of notice, or otherwise: (i) require any governmental approval, other than such as have been obtained and are in full force and effect, or violate any applicable law relating to Borrower; (ii) conflict with, result in a breach of, or constitute a default under the Constituent Documents of Borrower thereof, or any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower.
5.Fees, Costs and Expenses. Borrower agrees to pay promptly the reasonable fees and expenses of counsel to Lender for services rendered in connection with the preparation, negotiation, reproduction, execution, and delivery of this Amendment and all related documents; and
6.Miscellaneous.
(a)This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Loan Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
(b)The Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of Lender under any Loan Document, nor constitute a waiver under any of the Loan Documents.
(c)All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
(d)This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

(e)THIS AMENDMENT, THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
(f)The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
(g)Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(h)This Amendment shall be construed in accordance with and governed by the laws of the State of Texas without regard to its principles of conflicts of laws.
(i)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts on the date stated on the signature pages hereto, but effective as of Effective Date.

BORROWER:

ORIGIN BANCORP, INC.

By: /s/ Drake Mills
Name: Drake Mills
Title: President and CEO

LENDER:

NEXBANK

By: /s/ Rhett Miller
Name: Rhett Miller
Title: EVP & Chief Credit Officer
Signature Page to
Second Amendment to Loan Agreement